Exhibit b
HIGHLAND PREMIUM LONG/SHORT EQUITY FUND
BY-LAWS
Dated as of February 4, 2010

HIGHLAND PREMIUM LONG/SHORT EQUITY FUND
BY-LAWS
          These By-Laws are made and adopted pursuant to Section 3.9 of the Agreement and Declaration of Trust establishing Highland Premium Long/Short Equity Fund dated as of February 4, 2010, as from time to time amended (hereinafter called the “Declaration”). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.
ARTICLE I
Shareholder Meetings
          1.1 Chairman of the Meeting. The chairman of the Board, if any, shall act as chairman at all meetings of the Shareholders; in the chairman’s absence, the Trustee or Trustees present at each meeting shall elect a temporary chairman for the meeting, who may be one of themselves (any such individual presiding at shareholder meetings hereinafter referred to as the “Chairman of the Meeting”).
          1.2 Proxies; Voting. Shareholders may vote either in person or by duly executed proxy and each full share represented at the meeting shall have one vote, all as provided in Article 10 of the Declaration.
          1.3 Notice of Meeting and Record Date. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder of record entitled to vote thereat at its registered address, mailed at least 10 days and not more than 120 days before the meeting or otherwise in compliance with applicable federal law. Any adjourned meeting may be held as adjourned one or more times without further notice, but not later than 120 days after the record date. For the purposes of determining the Shareholders who are entitled to notice of and to vote at any meeting the Trustees may, without closing the transfer books, fix a date not more than 120 nor less than 10 days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes.
          For the purpose of determining the Shareholders who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time, without closing the transfer books, fix a record date in the manner provided in Section 1.3 hereunder. If the Trustees do not prior to any meeting of Shareholders so fix a record date or close the transfer books, then the date of mailing notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.
          1.4 Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman of the Meeting, if any, of any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors of Election shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors of Election are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the Chairman of the Meeting. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman of the Meeting, or of any Shareholder or Shareholder proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.
          1.5 Records at Shareholder Meetings. At each meeting of the Shareholders, there shall be made available for inspection at a convenient time and place during normal business hours, if requested by Shareholders, the minutes of the last meeting of Shareholders of the Trust and a list of the Shareholders of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name and the address of each Shareholder in alphabetical order and the number of Shares owned by such Shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the Trust as are granted to shareholders of a Delaware business corporation.
          1.6. Nominations. Subject to the rights of Shareholders of any class or series of share having a preference over the Trust’s common shares as to dividends or upon liquidation who will be the only Shareholders entitled to nominate trustees elected by such class or series, nominations for the election of trustees may be made by the Board of Trustees or a committee appointed by the Board of Trustees or by any Shareholder entitled to vote in the election of trustees. However, any Shareholder entitled to vote in the election of trustees at a meeting may nominate a trustee in accordance with procedures set by the Board of Trustees or if there are none, then by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Trust, and received by the Secretary no later than the close of business on the seventh day following the date on which notice of a meeting is first given to Shareholders. Each such notice shall set forth: (a) the name and address of the Shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Shareholder is a holder of record or beneficial owner of shares of the Trust entitled to vote at such meeting (together with such proof thereof as would meet the requirements for proposals that are to be included in the Trust’s proxy statements pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor to such Rule) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the class and number of shares held of record, owned beneficially and represented by proxy by such Shareholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice. The Chairman of the Meeting may refuse to acknowledge a nomination by any Shareholder that is not made in compliance with the foregoing procedure.
          1.7 Shareholder Proposals. Any Shareholder who is entitled to vote in the election of trustees and who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended, may submit to the Board of Trustees proposals to be considered for submission to the Shareholders of the Trust for their vote. The introduction of any Shareholder proposal that the Board of Trustees decides should be voted on by the Shareholders of the Trust, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Trust, and received by the Secretary no later than the close of business on the seventh day following the date on which notice of a meeting is first given to Shareholders. Each such notice shall set forth: (a) the proposal to be introduced; (b) the name and address of the Shareholder who intends to make the proposal; (c) a representation that the Shareholder is a holder of record or beneficial owner of Shares of the Trust entitled to vote at such meeting (together with such proof thereof as would meet the requirements for proposals that are to be included in the Trust’s proxy statements pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor to such Rule) and intends to appear in person or by proxy at the meeting to introduce the proposal or proposals, specified in the notice; and (d) the class and number of Shares held of record, owned beneficially and represented by proxy by such Shareholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice. The Chairman of the Meeting may refuse to acknowledge the introduction of any Shareholder proposal not made in compliance with the foregoing procedure.
ARTICLE II
TRUSTEES
          2.1 Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice and shall generally be held quarterly. Unless otherwise required by the Investment Company Act of 1940, as amended (the “1940 Act”), neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent.
          2.2 Execution and Delivery by Electronic Means. To the extent permitted by the 1940 Act, the Trustees may execute and/or deliver any consent and any other instrument by means of electronic, telecommunication, telephonic, computerized or other similar means (including by means of e-mail and facsimile), unless the Trustees otherwise determine at any time.

          2.3 Chairman; Records. The Chairman, if any, shall act as chairman at all meetings of the Trustees; in absence of a chairman, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the person appointed by the Board of Trustees as the meeting secretary.
ARTICLE III
OFFICERS
          3.1 Officers of the Trust. The officers of the Trust shall consist of a President, a Secretary, a Treasurer and such other officers or assistant officers as may be elected or authorized by the Trustees. Any two or more of the offices may be held by the same Person, except that the same person may not be both President and Secretary. No officer of the Trust need be a Trustee.
          3.2 Election and Tenure. At the initial organization meeting or by written consent in lieu thereof, the Trustee(s) shall elect the Chairman, if any, President, Secretary, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.
          3.3 Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Delaware corporation and such other duties and powers as the Trustees may from time to time designate.
          3.4 Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action that any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt, by the Chairman, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.
          3.5 Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of such officer’s duties in such amount and with such sureties as the Trustees may determine.
          3.6 President and Vice Presidents. The President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. Subject to direction of the Trustees, the President shall have power in the name and on behalf of the Trust to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice-President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees, and of the President, each Vice-President shall have the power in the name and on behalf of the Trust to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

          3.6 Secretary; Assistant Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders, Trustees and the Executive Committee, if any. The Secretary shall be custodian of the seal of the Trust, if any, and the Secretary (and any other person so authorized by the Trustees) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Trust that would be sealed by a Delaware business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation and shall have such other authorities and duties as the Trustees shall from time to time determine. Any Assistant Secretary shall have such duties and powers as may be designated from time to time by the Trustees or the President.
          3.7 Treasurer; Assistant Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to the office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Treasurer shall deposit all funds of the Trust in such depositories as the Trustees shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the President. The Treasurer shall keep accurate account of the books of the Trust’s transactions, which shall be the property of the Trust and which together with all other property of the Trust in the Treasurer’s possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of the Trust (or series or class thereof) on behalf of the Trust (or series or class thereof). Any Assistant Treasurer shall have such duties and powers as may be designated from time to time by the Trustees or the President.
          3.8 Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the President.
ARTICLE IV
MISCELLANEOUS
          4.1 Depositories. In accordance with Section 7.1 of the Declaration, the funds of the Trust shall be deposited with such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Trustees may from time to time authorize.
          4.2 Signatures. All contracts and other instruments shall be executed on behalf of the Trust by its properly authorized officers, agent or agents, as provided in the Declaration or By-Laws or as the Trustees may from time to time by resolution provide.
          4.3 Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.
          4.4 Reports. The Trustees shall cause financial statements to be prepared at least annually and more frequently to the extent and in the form required by law, regulation or any exchange on which Trust Shares are listed. Copies of such statements shall be mailed to all Shareholders of record within the time required by the 1940 Act.
ARTICLE V
STOCK TRANSFERS
          5.1 Transfer Agents, Registrars and the Like. As provided in Section 6.8 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.
          5.2 Transfer of Shares. The Shares of the Trust shall be transferable on the books of the Trust only upon delivery to the Trustees or a transfer agent of the Trust of proper documentation as provided in Section 6.9 of the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.
          5.3 Registered Shareholders. The Trust may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.
ARTICLE VI
COMMITTEES
          6.1 Committees. The Trustees may from time to time elect from their own number any committees (each individually, a “Committee” and collectively the “Committees”) to hold office at the pleasure of the Trustees, and have such number, power and duties as the Trustees may, by resolution, prescribe. The terms of membership on such Committees and the termination or circumstances giving rise to the termination of such Committees shall be determined by the Trustees. The Trustees may designate a chairman of any such Committee and in the absence of such designation the Committee may elect its own chairman. Notwithstanding the provisions of this Article VI, and in addition to such provisions or any other provisions of the Declaration of Trust or these By-Laws, the Trustees may by resolution appoint a Committee consisting of fewer than the whole number of the Trustees then in office (including a Committee of one member), which Committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such Committee were the acts of all the Trustees then in office, with respect to any matter, including the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding that may be pending or threatened to be brought before any court, administrative agency or other adjudicatory body.
          6.2 Meetings; Quorum; Voting. The Trustees may provide for stated meetings of any Committees. Except as provided below or as otherwise specifically provided in the resolutions constituting a Committee and providing for the conduct of its meetings or in the charter of such Committee adopted by the Trustees, a majority of the members of any Committee shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority; provided, however, that the Trustees may specify the number of members of a Committee required to exercise specified powers delegated to such Committee. The Trustees may authorize the making of decisions by written assent of the requisite number of members of a Committee without a meeting. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.
          Except as specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings or in the charter of such Committee adopted by the Trustees, Article II of the

Declaration shall govern the notice requirements for Committee meetings; provided, however, that such notice need be given only to the Trustees who are members of such Committee.
ARTICLE VII
AMENDMENT AND REPEAL OF BY-LAWS
          In accordance with Section 3.9 of the Declaration, the Trustees shall have the exclusive power to amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. In the event of any conflict between the By-Laws and the Declaration, the Declaration shall control.